                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.  )

     Filed by the Registrant |X|
     Filed by a Party other than the Registrant |_|

     Check the appropriate box:
     |_| Preliminary Proxy Statement
     |X| Definitive Proxy Statement
     |_| Definitive Additional Materials
     |_| Soliciting Material Under Rule 14a-12
     |_| Confidential, For Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))


                                 GoAmerica, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

     |X| No fee required.
     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------
     |_| Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

                                GOAMERICA, INC.
                             433 Hackensack Avenue
                          Hackensack, New Jersey 07601


                                          April 17, 2002



To Our Stockholders:


     You are most cordially invited to attend the 2002 Annual Meeting of Stockholders of GoAmerica, Inc. at 10:00 a.m. local time, on Wednesday, May 15, 2002, at the GoAmerica Wireless Internet Connectivity Center located at 55 Broad Street, New York, New York 10004.


     The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.


     It is important that your shares be represented at this meeting to ensure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your shares represented by taking a moment to vote by phone, via the Internet or by using the enclosed proxy card, at your earliest convenience. Unless the proxy is validly revoked by you, your shares will be voted in accordance with the instructions you have given in your proxy.


     Thank you for your continued support.


                                                    Sincerely,

                                                    /s/ Aaron Dobrinsky
                                                    Aaron Dobrinsky
                                                    Chairman of the Board and
                                                    Chief Executive Officer

                                GOAMERICA, INC.
                             433 Hackensack Avenue
                         Hackensack, New Jersey 07601

                             ---------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 15, 2002

                             ---------------------
     The Annual Meeting of Stockholders (the "Meeting") of GoAmerica, Inc., a Delaware corporation (the "Company"), will be held at the GoAmerica Wireless Internet Connectivity Center located at 55 Broad Street, New York, New York 10004 on Wednesday, May 15, 2002, at 10:00 a.m. local time, for the following purposes:

   (1) To elect two Class B directors to serve until the 2005 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

   (2) To ratify the appointment of Ernst & Young LLP as independent accountants for the year ending December 31, 2002; and

   (3) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     Holders of Common Stock of record at the close of business on March 22, 2002 are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder at the Company's principal executive offices at 433 Hackensack Avenue, Hackensack, New Jersey 07601 and at 55 Broad Street, New York, New York 10004 for a period of ten days prior to the Meeting as well as on the day of the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.

     YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, KINDLY SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, OR FOLLOW THE INSTRUCTIONS PROVIDED FOR VOTING BY PHONE OR THE INTERNET. THE PROMPT RETURN OF PROXIES OR VOTE BY PHONE OR THE INTERNET WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED. IF YOU ELECT TO VOTE BY PHONE OR THE INTERNET, THE LAST VOTE YOU SUBMIT CHRONOLOGICALLY (BY ANY MEANS) WILL SUPERSEDE YOUR PRIOR VOTE(S). ALSO, IF YOU VOTE BY PHONE OR THE INTERNET, AND LATER DECIDE TO ATTEND THE ANNUAL MEETING, YOU MAY CANCEL YOUR PREVIOUS VOTE AND VOTE IN PERSON AT THE MEETING.

Hackensack, New Jersey                    By Order of the Board of Directors
April 17, 2002

                                          /s/ Francis J. Elenio
                                          Francis J. Elenio
                                          Secretary



      The Company's 2001 Annual Report accompanies the Proxy Statement.

                                GOAMERICA, INC.
                             433 Hackensack Avenue
                          Hackensack, New Jersey 07601

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of GoAmerica, Inc. (the "Company", "GoAmerica", or "We" and any derivations thereof) of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 15, 2002 (the "Meeting"), at the GoAmerica Wireless Internet Connectivity Center located at 55 Broad Street, New York, New York 10004 at 10:00 a.m. local time, and at any adjournment or adjournments thereof. Holders of record of shares of Common Stock, $.01 par value ("Common Stock"), as of the close of business on March 22, 2002, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 53,740,587 shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Meeting. As of March 22, 2002, there were 299 holders of record and approximately 19,837 beneficial owners of our Common Stock.

     This Proxy Statement, together with the related proxy card, is being mailed to the stockholders of the Company on or about April 17, 2002. The Annual Report to Stockholders of the Company for the year ended December 31, 2001, including financial statements (the "Annual Report"), is being mailed together with this Proxy Statement to all stockholders of record as of March 22, 2002. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of the Annual Report so that such record holders could supply such materials to beneficial owners as of March 22, 2002. We will bear the entire cost of this proxy solicitation, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card, and any additional materials furnished to stockholders. You may vote by completing and returning the enclosed proxy or by voting in person at the Meeting. In addition, you may be able to vote by phone or via the Internet, as described below.

     Whether or not you plan to attend the Meeting, please take the time to vote. Votes may be cast:

    o by traditional paper proxy card;

    o by phone;

    o via the Internet; or

    o in person at the Meeting.

     Please take a moment to read the instructions, choose the way to vote that you find most convenient and cast your vote as soon as possible.

     Voting by Proxy Card. If proxies in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted (i) FOR the election of the two nominees named below as Class B directors of the Company; (ii) FOR the ratification of the appointment of Ernst & Young LLP as independent accountants for the year ending December 31, 2002; and (iii) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof. Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

     Voting by Phone or via the Internet. If you are a stockholder of record (that is, if your stock is registered with the Company in your own name), you may vote by phone, or through the Internet, by following the instructions included with your proxy card. If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through ADP Investor Communication Services that allows you to vote by phone or the Internet. If so, the voting form your nominee sent you will provide phone and Internet voting instructions. The last vote you submit chronologically (by any means) will supersede your prior vote(s). Also, if you vote by phone or the Internet, and later decide to attend the Meeting, you may cancel your previous vote and vote in person at the Meeting.

     The deadline for voting by phone or through the Internet as a stockholder of record is 11:59 p.m., EDT, on May 14, 2002. For stockholders whose shares are registered in the name of a broker or other nominee, please consult the voting instruction provided by your broker for information about the deadline for voting by phone or through the Internet.

     Voting in Person. If you attend the Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Meeting.

     Attendance at the Meeting will not, by itself, result in the revocation of a previously submitted proxy. Even if you are planning to attend the Meeting, we encourage you to submit your proxy in advance to ensure the representation of your shares at the Meeting.

     The presence, in person or by proxy, of holders of the shares of Common Stock having a majority of the votes entitled to be cast at the Meeting shall constitute a quorum. The affirmative vote by the holders of a plurality of the shares of Common Stock represented at the Meeting is required for the election of directors, provided a quorum is present in person or by proxy. All actions proposed herein other than the election of directors may be taken upon the affirmative vote of stockholders possessing a majority of the shares of Common Stock represented at the Meeting, provided a quorum is present in person or by proxy.

     Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes (when shares are represented at the Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.


                             ELECTION OF DIRECTORS

     At the Meeting, two Class B directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2005 and until their successors shall have been elected and qualified.

     We currently have seven directors. As set forth in our certificate of incorporation, the terms of office of the members of the Board of Directors are divided into three classes: Class A, whose term will expire at the 2004 Annual Meeting of Stockholders; Class B, whose term will expire at the 2002 Annual Meeting of Stockholders; and Class C, whose term will expire at the 2003 Annual Meeting of Stockholders. The current Class A directors are Mark Kristoff and Joseph Korb, the current Class B directors are Robi Blumenstein and Brian Bailey and the current Class C directors are Aaron Dobrinsky, Adam Dell and Alan Docter. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our by-laws permit the Board of Directors to increase or decrease the size of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. This classification of the Board of Directors may have the effect of delaying or preventing changes in control or management of GoAmerica.

     It is the intention of the persons named in the enclosed form of proxy to vote the shares of Common Stock represented thereby, unless otherwise specified in the proxy, for the election as Class B directors the nominees whose names and biographies appear below. In the event any of the nominees should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

     The current nominees for election as Class B directors to the Board of Directors are as follows:

                                        Served as a       Positions with
Name                          Age     Director Since       the Company
--------------------------   -----   ----------------   -----------------
Robi Blumenstein .........   45      1999               Class B Director
Brian Bailey .............   35      2000               Class B Director

     The principal occupations and business experience, for at least the past five years, of each nominee is as follows:

     Robi Blumenstein joined our Board of Directors in June 1999. Mr. Blumenstein currently is a principal of MMC Capital, Inc. and co-head of the MMC Capital Communications & Information Fund. From January 1994 to February 2000, Mr. Blumenstein was a Managing Director of CIBC Capital Partners, the merchant banking arm of CIBC World Markets. Mr. Blumenstein joined CIBC World Markets in 1994. Prior to joining CIBC Capital Partners, Mr. Blumenstein worked at First City Capital Corporation and as an attorney at Torys. Mr. Blumenstein is a member of the Board of Directors of a number of privately held companies.

     Brian Bailey joined our Board of Directors in July 2000. Mr. Bailey is a Managing Director for the Charlotte-based merchant banking firm Carousel Capital Partners, L.P. Prior to joining Carousel Capital in April 2000, Mr. Bailey was an Associate with Forstmann Little & Co. in New York from 1999 to 2000 and a Principal with the Carlyle Group in Washington, D.C. from 1996 to 1999. Mr. Bailey also serves on the Board of Directors of a privately held industrial technology company.

     Each elected Class B director will hold office until the 2005 Annual Meeting of Stockholders and until his successor is duly elected and qualified. None of the nominees are related to any other nominee, director or executive officer of the Company.

     The Board of Directors recommends that stockholders vote FOR each of the nominees for the Board of Directors. Please note that proxies cannot be voted for more than the two (2) Class B directors named above.


     Board of Directors

     We have seven members on our Board of Directors. The current composition of our Board of Directors is as follows:


                                        Served as a              Positions with
Name                          Age     Director Since              the Company
--------------------------   -----   ----------------   -------------------------------
Aaron Dobrinsky ..........   38      1996               Chairman of the Board, Chief
                                                        Executive Officer and Class C
                                                        Director
Joseph Korb ..............   50      1996               President and Class A Director
Mark Kristoff ............   40      1998               Class A Director
Brian Bailey. ............   35      2000               Class B Director
Robi Blumenstein .........   45      1999               Class B Director
Adam Dell ................   32      2000               Class C Director
Alan Docter ..............   58      1996               Class C Director

     Aaron Dobrinsky founded GoAmerica in 1996 and has served as our Chairman of the Board and Chief Executive Officer since our inception in 1996. He also served as our President until November 2000. Prior to founding the Company, from February 1996 to July 1996, Mr. Dobrinsky served as Executive Vice President of Mineral Trading Corp. Prior to that, Mr. Dobrinsky served in an executive capacity at a number of mining industry companies.

     Joseph Korb joined GoAmerica in 1997 as Executive Vice President and has been a director since October 1996. In November 2000, Mr. Korb was elected as President of the Company. Prior to joining us, Mr. Korb served in various capacities, including Vice President of Product Management and Business Development at RAM Mobile Data (now Cingular Interactive) from 1992 to 1996. Prior to that, Mr. Korb served as Vice President at Citibank, N.A. where he served as Director of Technology in an electronic products development group. Mr. Korb currently serves as a board member and Vice President of the Portable Computing and Communications Association, an industry trade association.

     Mark Kristoff joined our Board of Directors in June 1998. Since 1991, Mr. Kristoff has been President and Chief Operating Officer of Considar, Inc., an international metals trading company. Since 1990, Mr. Kristoff also has been an early-stage investor in many technology companies and serves on the Board of Directors of a number of privately held companies.

     Adam Dell joined our Board of Directors in February 2000. Mr. Dell is the managing partner of Impact Venture Partners, L.P. (and other affiliated entities), which was founded in November 1999. From October 1998 to November 1999, Mr. Dell was a partner with Crosspoint Venture Partners. Prior to that, he was a Senior Associate with Enterprise Partners, focusing on ecommerce, enterprise software and networking and communication infrastructure. Prior to joining Enterprise Partners, Mr. Dell was a Senior Associate with Winstead, Sechrest and Minick. He is also an adjunct professor at Columbia Business School.

     Alan Docter joined our Board of Directors in October 1996 at the time of his initial investment in GoAmerica. Since 1990, Mr. Docter has been an early-stage investor in technology companies, including M.A.I.D. plc (now BrightStation), ViaWeb (sold to Yahoo!), Butterfly V.L.S.I. Ltd. (sold to Texas Instruments) and Invino Corp. (sold to Youth Stream Media Networks). Mr. Docter has served as President of Continental Mining and Metallurgical Corporation since 1991 and as President of CMMC Ventures, Inc. since 1999. He has also served as Vice Chairman of Considar, Inc., an international metals trading company, since 1995. Mr. Docter serves on the Board of Directors of a number of privately held companies.

     For the biographical summaries of our Class B directors, Robi Blumenstein and Brian Bailey, see the above list of nominees.

     Each Class A director will hold office until the 2004 Annual Meeting of Stockholders and until his successor is duly elected and qualified. Each Class C director will hold office until the 2003 Annual Meeting of Stockholders and until his successor is duly elected and qualified. None of the Company's current directors are related to any other director or to any executive officer of the Company.

Compensation of Directors

     Generally, non-employee (or "independent") directors serving on our Board of Directors will receive annual compensation of $20,000 either in cash or securities equivalents. In addition, each independent director, upon initial election to the Board of Directors, will receive options to purchase up to 64,000 shares of our Common Stock. Each director who was a stockholder of the Company and who served on the Board of Directors as a representative of another individual, entity or group of stockholders prior to the Company's initial public offering received options to purchase up to 32,000 shares of our Common Stock. In addition to such prior option grants, on January 17, 2002, Messrs. Bailey, Blumenstein, Dell, Docter and Kristoff each received options to purchase 120,000 shares at an exercise price of $1.89 per share, subject to vesting. Such options were granted as compensation for serving on our Board of Directors during fiscal 2000 and 2001. No cash or other compensation was paid to directors for services rendered during such prior fiscal years. All future option grants shall have an exercise price equal to the fair market value of our Common Stock on the date of grant and generally shall vest at a rate of one-third per year from the date of grant. Each director will be reimbursed by us for his or her reasonable expenses incurred in connection with his or her participation in our Board of Directors meetings.

Committees and Meetings of the Board

     The Board of Directors held nine (9) meetings during 2001. During this period, each incumbent member of the Board of Directors attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all Committees of the Board on which each such director served (during the periods such director served). Furthermore, the Board of Directors often acted by unanimous written consent during 2001. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee.


     Audit Committee. The Audit Committee was established in December 1999 and is currently comprised of three (3) members. The Audit Committee's responsibilities include: (i) evaluating and recommending to the Board of Directors the engagement of the Company's independent auditors; (ii) reviewing and reporting on the results and scope of their audit findings; (iii) reviewing the Company's periodic reports filed with the Securities and Exchange Commission; and (iv) monitoring, on a periodic basis, the internal controls of the Company. The Audit Committee is currently comprised of Messrs. Blumenstein, Kristoff and Docter. During 2001, this committee was comprised of Messrs. Blumenstein, Kristoff and Prensky from January 1 to March 28, when Mr. Docter was selected to fill the vacancy created by Mr. Prensky's resignation from the Board of Directors. The Audit Committee held five (5) meetings during 2001.

     The Audit Committee is governed by a written Audit Committee Charter (the "Charter") first adopted and approved on May 2, 2000. The current members of the Audit Committee are independent directors, as defined by the Charter and Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

     Compensation Committee. The Compensation Committee was established in December 1999. The Compensation Committee approves salaries and incentive compensation for our executive officers and key employees, administers and grants awards under the Company's 1999 Stock Plan and administers the terms of outstanding options. The Compensation Committee is currently comprised of Messrs. Blumenstein, Docter and Bailey. During 2001, this committee was comprised of Messrs. Blumenstein, Docter and Seybold from January 1 to March 28, when Mr. Bailey was selected to fill the vacancy created by Mr. Seybold's resignation from the Board of Directors. The Compensation Committee held six
(6) meetings during 2001.

     Nominating Committee. The Nominating Committee was established in July 2000. The Nominating Committee's responsibilities include recommending to the Board of Directors qualified individuals to serve on the Company's Board of Directors. The Nominating Committee will not consider any nominees recommended by the Company's security holders. The Nominating Committee is currently comprised of Messrs. Dobrinsky, Blumenstein, Docter and Kristoff and acted once during 2001, concurrent with a meeting of the Board of Directors.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


April 17, 2002


To the Board of Directors of GoAmerica, Inc.

     Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted accounting principles and to issue a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. The Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of Ernst & Young LLP, the Company's independent auditors, included in their report on the Company's financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company's management and financial personnel and the independent auditors, the following:

    o the plan for, and the independent auditors' report on, each audit of the Company's financial statements;

    o the Company's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

    o changes in the Company's accounting practices, principles, controls or methodologies;

    o significant developments or changes in accounting rules applicable to the Company; and

    o the adequacy of the Company's internal controls and accounting and financial personnel.

     The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended 2001 and discussed these financial statements with the Company's management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Ernst & Young LLP. SAS 61 requires the Company's independent auditors to discuss with the Company's Audit Committee, among other things, the following:

    o methods to account for significant unusual transactions;

    o the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

    o the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

    o disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

     Ernst & Young LLP also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that, in the auditor's professional opinion, may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with Ernst & Young LLP their independence from the Company. Ernst & Young LLP did not disclose any relationships thought to bear on such independence. The Audit Committee also considered whether the independent auditors' provision of certain other, non-audit related services to the Company is compatible with maintaining such auditors' independence and concluded that it was compatible. The Audit Committee has been advised that the only non-audit related services were tax related services.

     Based on its discussions with management and its review of the representations and information provided by management and Ernst & Young LLP, the Audit Committee recommended to the Company's Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended 2001. The Audit Committee and the Board of Directors have also recommended, subject to stockholder ratification, the selection of the Company's independent auditors.


                          By the Audit Committee of the Board of Directors of GoAmerica, Inc.


                          Robi Blumenstein
                          Alan Docter
                          Mark Kristoff

                              EXECUTIVE OFFICERS


     The following table identifies the current executive officers of the
Company:


                                                                                                   In Current
Name                               Age                 Capacities in Which Served                Position Since
-------------------------------   -----   ---------------------------------------------------   ---------------
Aaron Dobrinsky ...............   38      Chairman of the Board and Chief Executive Officer          1996
Joseph Korb ...................   50      President                                                  2000
Francis J. Elenio (1) .........   36      Chief Financial Officer, Treasurer and Secretary           1999
Jesse Odom (2) ................   36      Chief Technology Officer                                   2000

----------
(1) Francis J. Elenio joined GoAmerica in January 1999 as Chief Financial Officer and has also served as our Treasurer and Secretary since December 1999. Prior to joining us, Mr. Elenio served as Corporate Controller of Bogen Communications, Inc. from June 1997 to January 1999. Prior to that, Mr. Elenio served as Vice President of Finance and Administration and Corporate Controller of KTI, Inc. from 1991 to 1997. He previously was a Senior Accountant with Ernst & Young LLP and is a Certified Public Accountant in New Jersey.

(2) Jesse Odom joined GoAmerica in 1996 as Vice President of Network Operations. He was appointed Chief Technology Officer in November 2000. Prior to joining GoAmerica, Mr. Odom served as Vice President of Network Engineering at American International Ore Corporation from 1991 to 1996.


     None of our executive officers is related to any other executive officer or to any director of the Company. Our executive officers are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.


Section 16(a) Beneficial Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, officers and stockholders who beneficially own more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act to file initial reports of ownership and reports of changes in ownership with respect to the Company's equity securities with the Securities and Exchange Commission (the "SEC"). All reporting persons are required to furnish the Company with copies of all reports that such reporting persons file with the SEC pursuant to
Section 16(a). Based solely on our review of the copies of such forms received by us or written representations from such reporting persons, except as described below, for transactions occurring during 2001, each such reporting person has filed all of their respective reports pursuant to Section 16(a) on a timely basis.

     Aaron Dobrinsky, a director and the Company's Chief Executive Officer, did not timely report Cindy Dobrinsky's, Mr. Dobrinsky's wife and an employee of the Company, receipt of options to purchase an aggregate of up to 20,000 shares of the Company's Common Stock pursuant to the 1999 GoAmerica Communications Stock Option Plan (12,000 shares) and the Company's 1999 Stock Plan (8,000 shares) on August 3, 1999 and January 6, 2000, respectively. Mr. Dobrinsky reported such transactions on an Amended Form 3 filed on May 4, 2001. On such Amended Form 3, Mr. Dobrinsky expressly disclaimed beneficial ownership of the options issued to his wife.

                            EXECUTIVE COMPENSATION

Summary of Compensation in 2001, 2000 and 1999

     The following Summary Compensation Table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to each person who served as the Company's Chief Executive Officer at any time during 2001, regardless of compensation level, and each other executive officer of the Company whose aggregate cash compensation exceeded $100,000 at the end of 2001 (collectively, the "Named Executives") for the years ended December 31, 2001, 2000 and 1999.


                          SUMMARY COMPENSATION TABLE

                                                                                         Long-Term
                                                                                        Compensation
                                                     Annual Compensation                   Awards
                                         ------------------------------------------- -----------------
                                                                         Other
                                                                        Annual           Securities
                                   Year    Salary     Bonus(2)       Compensation        Underlying          All Other
Name and Principal Position (a)     (b)   ($) (c)      ($) (d)        (7) ($) (e)     Options (#) (g)   Compensation ($) (i)
--------------------------------- ------ --------- -------------- ------------------ ----------------- ---------------------
Aaron Dobrinsky ................. 2001    225,000       --(3)        --                  236,037(3)          3,333(11)
 Chairman of the Board and        2000    225,000  187,500           --                  160,000             4,244(11)
 Chief Executive Officer          1999    150,000   50,000           --                   80,000                --

Joseph Korb ..................... 2001    225,000   78,679(4)        --                       --             4,036(11)
 President                        2000    225,000  187,500           --                  160,000             8,388(11)
                                  1999    150,000   50,000           --                   80,000                --

Francis J. Elenio ............... 2001    180,000   10,000(5)        --                  120,000(5)             --
 Chief Financial Officer,         2000    150,000  125,000      247,706(8)                80,000                --
 Treasurer and Secretary          1999     95,833   20,000           --                  240,000                --

Jesse Odom ...................... 2001    180,000   40,000(6)   190,625(9)                30,000 (6)         5,980(11)
 Chief Technology Officer         2000    125,000   60,000    4,980,000(10)                   --                --
                                  1999    100,000   25,000           --                  320,000                --

David Blumenthal ................ 2001    162,796      --            --                       --            180,000(12)
 Former Chief Operating           2000     25,131   15,000           --                   50,000                 --
 Officer(1)                       1999         --      --            --                       --                 --

Yair Alan Griver ................ 2001    170,903      --            --                       --                 --
 Former Chief Operating           2000     25,131   15,000           --                   50,000                 --
 Officer(1)                       1999         --      --            --                       --                 --

----------
(1) Mr. Blumenthal ceased employment as the Company's Chief Operating Officer effective November 14, 2001. In connection with such cessation of employment, we entered into a separation agreement with Mr. Blumenthal more fully described herein under the heading "Employment Agreements, Termination of Employment and Change-in-Control Arrangements." Mr. Griver ceased employment as the Company's Chief Information Officer effective December 4, 2001. Mr. Griver is not entitled to any severance payments in connection with such cessation of employment.

(2) Except as otherwise indicated, the bonus awards were earned in the year indicated and were paid in the following year.

(3) Mr. Dobrinsky's 2001 fiscal year bonus consisted of options to purchase 236,037 shares of Common Stock having an above-market exercise price of $1.89 on the date of grant in 2002.

(4)   Such bonus amount was paid during 2001.

(5) Mr. Elenio's 2001 fiscal year bonus consisted of $10,000 cash and options to purchase 120,000 shares of Common Stock having a fair market value of $1.89 per share on the date of grant in 2002.

(6) Mr. Odom's 2001 fiscal year bonus consisted of $40,000 cash and options to purchase 30,000 shares of Common Stock having a fair market value of $1.89 per share on the date of grant in 2002.

(7) The value of certain personal benefits is not included since the aggregate amount of such compensation did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for such Named Executives in columns (c) and (d).

(8) Represents dollar value of the difference between the exercise price ($0.5625) of non-qualified stock options to purchase 27,500 shares of the Company's Common Stock and the amount received by the executive upon the sale of such shares on the public market ($9.57).

(9) Represents dollar value of the difference between the exercise price ($1.0625) of options to purchase 50,000 shares of the Company's Common Stock and the fair market value ($4.88) of the Common Stock on the exercise date.

(10) Represents dollar value of the difference between the exercise price ($0.4375) of warrants to purchase 320,000 shares of the Company's Common Stock and the fair market value ($16.00) of the Common Stock on the exercise date.

(11) Represents dollar value of automobile lease payments paid by or on behalf of the Company for the benefit of the executive.

(12) Represents dollar amounts accrued for severance payments to be made to Mr. Blumenthal in accordance with the terms of his separation agreement with us, as more fully described herein under the heading "Employment Agreements, Termination of Employment and Change in Control
      Arrangements."


Option Grants in 2001

     During 2001, the Company did not grant stock options to any of the Named Executives. The Company granted options to purchase an aggregate of 1,095,310 shares of the Company's Common Stock to all employees in 2001.


     On January 17, 2002, Mr. Elenio and Mr. Odom were granted options to purchase 120,000 shares of the Company's Common Stock and 30,000 shares of the Company's Common Stock, respectively, at an exercise price of $1.89 per share. Such options were granted as a bonus payment for services rendered during 2001.

     On April 12, 2002, Mr. Dobrinsky was granted options to purchase 236,037 shares of the Company's Common Stock at an exercise price of $1.89 per share. Such options were granted as a bonus payment for services rendered during 2001.

Aggregated Option Exercises in 2001 and Year-End Option Values

     The following table sets forth information concerning each exercise of options during 2001 by each of the Named Executives and the year-end number and value of unexercised options held by each of the Named Executives.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                              Number of
                                                              Securities        Value of
                                                              Underlying       Unexercised
                                                             Unexercised      In-the-Money
                                                              Options at       Options at
                                                                Fiscal           Fiscal
                                  Shares                     Year-End (#)     Year-End ($)
                               Acquired on       Value       Exercisable/     Exercisable/
                                 Exercise      Realized     Unexercisable     Unexercisable
Name (a)                         (#) (b)        ($) (c)          (d)             (e)(1)
---------------------------   -------------   ----------   ---------------   --------------
Aaron Dobrinsky ...........           --            --     240,000/--        136,600/--
Joseph Korb ...............           --            --     240,000/--        136,600/--
Francis J. Elenio .........           --            --     292,500/--        362,844/--
Jesse Odom ................       50,000       190,625     270,000/--        366,025/--
David Blumenthal ..........           --            --        --/--             --/--
Yair Alan Griver ..........           --            --        --/--             --/--

----------
(1) Based on a year end fair market value of the underlying securities equal to $2.27per share, less the exercise price payable for such shares.

Employment Agreements, Termination of Employment and Change-in-Control Arrangements

     Mr. Dobrinsky is a party to an agreement with us effective December 31, 1999 under which he serves as our Chairman of the Board and Chief Executive Officer and previously served as our President at an initial base salary of $225,000, subject to annual adjustment. Mr. Korb is a party to an agreement with us effective December 31, 1999 under which he originally served as our Executive Vice President and currently serves as our President at an initial base salary of $225,000, subject to annual adjustment. Mr. Elenio is a party to an agreement with us effective December 31, 1999 under which he serves as our Chief Financial Officer, Treasurer and Secretary at an initial base salary of $150,000, subject to annual adjustment. On January 13, 2002, the Compensation Committee approved an increase in Mr. Elenio's base salary to $185,400. Mr. Odom is a party to an agreement with us effective December 31, 1999 under which he initially served as our Vice President of Network Operations and Technology and now serves as our Chief Technology Officer at an initial base salary of $125,000, subject to annual adjustment, with a minimum bonus of $25,000. On January 13, 2002, the Compensation Committee approved an increase in Mr. Odom's base salary to $185,400. The Compensation Committee may award any or all of the above individuals additional bonus payments or option grants in its discretion.

     The initial term of each such agreement is for three years and renews annually for one year periods thereafter. In the event Mr. Dobrinsky, Mr. Korb, or Mr. Elenio is terminated without cause, resigns for good reason or, in the case of each of Mr. Dobrinsky and Mr. Korb, is not reelected to our Board of Directors, he shall be entitled to severance in an amount to include all payments that otherwise would have been paid to him through the end of the then current term of the agreement. In no event, however, shall such severance amount be less than such employee's then current one year annual base salary, or if such termination occurs after the third anniversary of the effective date of such employee's agreement, such amount shall be no less than such employee's then current annual salary plus one-twelfth of such annual salary for each year of employment commenced beyond such anniversary date. If Mr. Odom is terminated without cause or resigns for good reason, he shall be entitled to salary and benefits for a period of six months from the date of such termination or resignation. In the event any of the foregoing employees dies or is terminated for disability, he or his representative shall be entitled to continued payments of base salary for a period of one year plus, in the case of termination for disability, certain other benefits. Each of Mr. Dobrinsky and Mr. Korb will also receive up to $800 per month in automobile allowances and will be reimbursed for additional automobile expenses incurred in connection with their duties. In addition, each of Mr. Dobrinsky and Mr. Korb is eligible to be a beneficiary of a term life insurance policy in his respective name, in the face amount of up to $1.0 million, for which we pay the premiums. Each employment agreement also contains certain non-competition, non-solicitation, invention assignment and confidentiality provisions and also requires that we maintain standard directors and officers insurance of no less than $10.0 million. The Company is currently in the process of renegotiating the terms of the above employment agreements.

     We require all employees to sign an agreement pursuant to which they agree to maintain the confidentiality of our proprietary information, to assign any inventions to us, and to agree not to solicit our customers, suppliers or employees away from us.

     Mr. Blumenthal was a party to an agreement with us effective November 21, 2000 pursuant to which he served as our Chief Operating Officer at an initial base salary of $175,000, subject to annual adjustment. On January 2, 2001, our Board of Directors approved an increase in Mr. Blumenthal's base salary to $180,000. In connection with the cessation of Mr. Blumenthal's employment with us, effective November 14, 2001, we entered into a separation agreement with Mr. Blumenthal, dated December 27, 2001, pursuant to which Mr. Blumenthal shall continue to receive his current base salary of $180,000 for a period of twelve months from November 14, 2001, along with health and other group benefits (or payments in lieu thereof, as applicable) in exchange for certain covenants from Mr. Blumenthal, including, but not limited to, his release of GoAmerica from any and all claims, charges or other liabilities.

     Mr. Griver was a party to an agreement with us effective November 21, 2000 pursuant to which he served as our Chief Information Officer at an initial base salary of $175,000, subject to annual adjustment.

On January 2, 2001, our Board of Directors approved an increase in Mr. Griver's base salary to $180,000. Mr. Griver's employment with the Company ceased on December 4, 2001. We did not enter into any separation agreement with Mr. Griver upon his cessation of employment.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee currently consists of Messrs. Blumenstein, Docter and Bailey. During 2001, the Committee consisted of Messrs. Blumenstein, Docter and Seybold from January 1 to March 28, when Mr. Bailey was selected to fill the vacancy created by Mr. Seybold's resignation. None of these individuals are or were at any time officers or employees of the Company. No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent purpose) of any other entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

     On January 17, 2002, each of Messrs. Blumenstein, Bailey and Docter was granted options to purchase 120,000 shares of our Common Stock at an exercise price of $1.89 per share. One-third of such options are immediately exercisable. The remaining two-thirds will vest at a rate of one-fourth per year on the first, second, third and fourth anniversaries from the date of grant.

     During 2001, GoAmerica paid $260,000 to Mercer Management Consulting, an entity with whom Mr. Blumenstein is affiliated, for consulting services rendered. Mercer Management Consulting was engaged to provide analytic industry reports, profile economic implications and provide educational workshops, in connection with the development and implementation of GoAmerica's strategic initiatives. No further services are being rendered at present.

Performance Graph

     The following line graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Composite Index and a Peer Group Index (capitalization weighted) for the period beginning on the date on which the SEC declared effective the Company's Form 8-A Registration Statement pursuant to Section 12 of the Exchange Act and ending on the last day of the Company's last completed fiscal year. The stock performance shown on the graph below is not indicative of future price performance.

                  COMPARISON OF CUMULATIVE TOTAL RETURN(1)(2)

                 Among the Company, the Nasdaq Composite Index
                           and a Peer Group Index(3)
                           (Capitalization Weighted)

                               [GRAPHIC OMITTED]

                                    Base
                                   Period
                                   April      June      September    December       March        June      September    December
                                    2000      2000         2000        2000         2001         2001         2001        2001
                                  ------- ------------ ----------- ------------ ------------ ------------ ----------- ------------
GoAmerica, Inc. .................  $100     $ 96.484    $ 55.273     $ 33.594     $ 12.695     $ 13.250    $  5.813     $ 14.188
Nasdaq Composite Index ..........  $100     $ 89.197    $ 82.601     $ 55.562     $ 41.387     $ 48.606    $ 33.708     $ 43.864
Peer Group Index (Capitalization
 Weighted) ......................  $100     $ 75.308    $ 54.683     $ 38.995     $ 37.712     $ 36.643    $ 34.913     $ 33.546

----------
(1) Graph assumes $100.00 invested on April 7, 2000 in the Company's Common Stock, the Nasdaq Composite Index and the Peer Group Index.

(2)   Cumulative total return assumes reinvestment of dividends.

(3) The Company has constructed a Peer Group Index consisting of other wireless service providers including Aether Systems, Inc., AvantGo Inc., Sprint Corp., AT&T Wireless Services Inc. and Research in Motion Limited. The entities which comprise the 2001 Peer Group Index differ from those used in our Proxy Statement for last year. Such differences result from the omission of certain entities because they are no longer in our line of business or industry. Specifically,724 Solutions, Inc., GeoWorks Corporation, InfoSpace.com, Inc., MDSI Mobile Data Solutions Inc., Metricom, Inc., Motient Corporation and OmniSky Corporation have been omitted and replaced with AvantGo Inc., Sprint Corp. and AT&T Wireless Services Inc. The Company believes that the entities utilized in the 2001 Peer Group Index most closely resemble the Company's business mix and that their performance is representative of the industry.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has furnished the following report:

     The Company's executive compensation policy is designed to attract and retain highly qualified individuals for its executive positions and to provide incentives for such executives to achieve maximum performance by aligning the executives' interest with that of stockholders by basing a portion of compensation on corporate performance.

     The Compensation Committee reviews and determines base salary levels for executive officers of the Company on an annual basis and determines actual bonuses after the end of the fiscal year based upon Company and individual performance. Additionally, the Compensation Committee makes grants under and administers all of the Company's stock option and stock purchase plans.

     The Company's executive officer compensation program is comprised of base salary, discretionary annual cash bonuses, stock options and various other benefits, including medical insurance and a 401(k) Plan, which are generally available to all employees of the Company.

     Salaries are established in accordance with industry standards through review of publicly available information concerning the compensation of officers of comparable companies. Consideration is also given to relative responsibility, seniority, individual experience and performance. Salary increases are generally made based on increases in the industry for similar companies with similar performance profiles and/or attainment of certain division or Company goals.

     Bonuses are paid on an annual basis and are discretionary. The amount of bonus is based on criteria designed to effectively measure a particular executive's attainment of goals which relate to his or her duties and responsibilities as well as overall Company performance. In general, the annual incentive bonus is based on operational and financial results of the Company and the executive's individual performance in achieving the results. With respect to bonuses awarded to executive officers for services rendered during 2001, it was determined that it would be prudent if such bonuses were not paid in cash or were paid in minimal cash portions. Therefore, most bonuses awarded to executive officers for 2001 were in the form of stock option grants.

     The stock option program is designed to relate executives' and certain middle managers' and other key personnel's long-term interests to stockholders' long-term interests and therefore are typically granted upon commencement of employment. In general, stock option awards are granted if warranted by the Company's growth and profitability. Stock options are awarded on the basis of individual performance and/or the achievement of internal strategic objectives.


     In establishing the total annual compensation for the Company's Chief Executive Officer, Aaron Dobrinsky, we have examined the size, complexity and historical performance of the Company's business, the Company's position as compared to its peers in the industry, and the specific challenges faced by the Company during the year, such as changes in the market for wireless products and services and other industry factors. The Compensation Committee recommended, and the Board of Directors confirmed, a bonus to Mr. Dobrinsky of options to purchase 236,037 shares of the Company's Common Stock at an exercise price of $1.89 per share for 2001, based on the Company's achievements in 2001, including a substantial increase in the Company's subscriber base.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the Chief Executive Officer and four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the deduction limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company's stockholders, after taking into consideration changing business conditions and the performance of employees.

                                          COMPENSATION COMMITTEE MEMBERS

                                          Robi Blumenstein
                                          Brian Bailey
                                          Alan Docter


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

     The following table sets forth certain information, as of March 22, 2002, with respect to holdings of the Company's Common Stock by (i) each person known by the Company to beneficially own more than 5% of the total number of shares of Common Stock outstanding as of such date, based on currently available Schedules 13D and 13G filed with the SEC, (ii) each of the Company's directors (which includes all nominees) and Named Executives, and (iii) all directors and officers as a group. Unless otherwise indicated, the address for the individuals below is that of the Company: GoAmerica, Inc., 433 Hackensack Avenue, Hackensack, New Jersey 07601.




                                                         Amount and Nature of         Percent
Name and Address of Beneficial Owner                   Beneficial Ownership (1)     of Class (2)
---------------------------------------------------   --------------------------   -------------
(i) Certain Beneficial Owners:
Aaron Dobrinsky ...................................          7,808,648 (3)              14.5%
Joseph Korb .......................................          3,237,376 (4)               6.0%
Canadian Imperial Bank of Commerce (CIBC) .........          3,166,132                   5.9%
 425 Lexington Avenue
 New York, NY 10017
(ii)  Directors (which includes all nominees) and
   Named Executives who are not set forth above:
Brian D. Bailey ...................................          1,346,779 (5)               2.5%
Robi Blumenstein ..................................             76,501 (6)                  *
David Blumenthal ..................................                 -- (7)                  *
Adam Dell .........................................            659,542 (8)                1.2%
Alan Docter .......................................          2,265,206 (9)                4.2%
Francis J. Elenio .................................            333,000 (10)                  *
Yair Alan Griver ..................................             26,579 (11)                  *
Mark Kristoff .....................................            551,618 (12)               1.0%
Jesse Odom ........................................            290,000 (13)                  *
(iii) All directors and officers as a
   group (9 persons) ..............................         16,586,670                   29.9%

----------
*     Less than one percent.

(1) Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such stockholder.

(2) Applicable percentage of ownership is based on an aggregate of 53,740,587 shares of Common Stock outstanding on March 22, 2002, plus any then exercisable stock options held by each such holder, and options and warrants which will become exercisable by such holder within 60 days after March 22, 2002.

(3) Includes 240,000 shares of Common Stock underlying options which are immediately exercisable. Also includes 400 shares held for the benefit of Mr. Dobrinsky's minor children. Mr. Dobrinsky has voting and dispositive power with respect to such shares. Also includes 15,000 shares of Common Stock underlying options held by Cindy Dobrinsky, Mr. Dobrinsky's wife and an employee of the Company, which are exercisable as of March 22, 2002 or 60 days after such date. Excludes 10,000 shares of Common Stock underlying options held by Cindy Dobrinsky which become exercisable over time after such period. Mr. Dobrinsky expressly disclaims beneficial ownership of all shares subject to options held by Cindy Dobrinsky.

(4) Includes 240,000 shares of Common Stock underlying options which are immediately exercisable. Also includes 1,234,076 shares held by Korb Business Holdings, L.P. Mr. Korb has voting and dispositive power with respect to the shares held by Korb Business Holdings, L.P.

(5) Includes 50,667 shares of Common Stock underlying options which are immediately exercisable. Excludes 101,333 shares of Common Stock underlying options which become exercisable after March 22, 2002 or 60 days after such date. Includes 1,296,112 shares of Common Stock owned by Carousel Capital Partners, L.P., of which Mr. Bailey serves as a managing partner. Mr. Bailey expressly disclaims beneficial ownership of such shares except as to his proportionate interest in the limited partnership, if any.

(6) Includes 72,001 shares of Common Stock underlying options which are exercisable as of March 22, 2002 or 60 days after such date. Excludes 111,999 shares of Common Stock underlying options which become exercisable over time after such period.

(7) Mr. Blumenthal ceased employment as the Company's Chief Operating Officer effective November 14, 2001. In accordance with the Company's 1999 Stock Plan, all vested options that were not exercised within 90 days therefrom terminated.

(8) Includes 61,334 shares of Common Stock underlying options which are exercisable as of March 22, 2002 or 60 days after such date. Excludes 90,666 shares of Common Stock underlying options which become exercisable over time after such period. Also includes 556,991 shares of Common Stock owned by Impact Venture Partners, L.P. and 41,217 shares of Common Stock owned by Impact Entrepreneurs Fund, L.P. both of which Mr. Dell serves as a managing partner. Mr. Dell expressly disclaims beneficial ownership of such shares except with respect to his proportionate interest in the limited partnerships.

(9) Includes 61,334 shares of Common Stock underlying options which are exercisable as of March 22, 2002 or 60 days after such date. Excludes 90,666 shares of Common Stock underlying options which become exercisable over time after such period. Also includes 329,136 shares of Common Stock underlying warrants which are immediately exercisable.

(10) Includes 332,500 shares of Common Stock underlying options which are immediately exercisable. Also includes an aggregate of 500 shares of Common Stock held by Mr. Elenio's minor children. Mr. Elenio has voting and dispositive power over the shares held by his minor children.

(11) Mr. Griver ceased employment as the Company's Chief Information Officer effective December 4, 2001. In accordance with the Company's 1999 Stock Plan, all vested options that were not exercised within 90 days therefrom terminated.

(12) Includes 61,334 shares of Common Stock underlying options which are exercisable as of March 22, 2002 or 60 days after such date. Excludes 90,666 shares of Common Stock underlying options which become exercisable over time after such date. Also includes 71,924 shares of Common Stock underlying warrants which are immediately exercisable.

(13) Includes 280,000 shares of Common Stock underlying options which are immediately exercisable. Excludes 20,000 shares of Common Stock underlying options which become exercisable after March 22, 2002 or 60 days after such date.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Transactions involving each of Robi Blumenstein, Alan Docter, Andrew Seybold and Brian Bailey, if any, are included under the heading "Compensation Committee Interlocks and Insider Participation". Those transactions occurred while each such individual was serving on our Board of Directors.

     Aaron Dobrinksy, our Chief Executive Officer and a director, was granted options to purchase 236,037 shares of our Common Stock at an exercise price of $1.89 per share on April 12, 2002. 78,679 of such options are immediately exercisable. The remaining 157,358 options vest at a rate of one-fourth per year on each of the first, second, third and fourth anniversaries of the vesting date January 17, 2002.

     Frank Elenio, our Chief Financial Officer, Treasurer and Secretary, was granted options to purchase 120,000 shares of our Common Stock at an exercise price of $1.89 per share on January 17, 2002. 40,000 of such options are immediately exercisable. The remaining 80,000 options vest at a rate of one-fourth per year on each of the first, second, third and fourth anniversaries of the date of grant.

     Jesse Odom, our Chief Technology Officer, was granted options to purchase 30,000 shares of Common Stock at an exercise price of $1.89 per share on January 17, 2002. 10,000 of such options are immediately exercisable. The remaining 20,000 options vest at a rate of one-fourth per year on each of the first, second, third and fourth anniversaries of the date of grant.

     Adam Dell, a director, was granted options to purchase 120,000 shares of Common Stock at an exercise price of $1.89 per share on January 17, 2002. 40,000 of such options are immediately exercisable. The remaining 80,000 options vest at a rate of one-fourth per year on each of the first, second, third and fourth anniversaries of the date of grant.

     Mark Kristoff, a director, was granted options to purchase 120,000 shares of Common Stock at an exercise price of $1.89 per share on January 17, 2002. 40,000 of such options are immediately exercisable. The remaining 80,000 options vest at a rate of one-fourth per year on each of the first, second, third and fourth anniversaries of the date of grant.

     Upon his resignation from the Board of Directors, the Company agreed to accelerate the vesting of Zachary Prensky's then unvested options so that he would be vested as to all 32,000 shares underlying such options. Mr. Prensky exercised all of such options on June 12, 2001.

     David Blumenthal, our former Chief Operating Officer, ceased employment with us effective November 14, 2001. We entered into a separation agreement with Mr. Blumenthal, the details of which are included under the heading "Employment Agreements, Termination of Employment and Change-in-Control Arrangements" herein.

     In connection with our acquisition of substantially all of the assets of Flash Creative Management, Inc. and in accordance with the provisions of the related Asset Purchase Agreement, dated October 31, 2001, we made a $2,000,000 deferred cash payment to Flash during 2001, as partial consideration for such asset purchase. Mr. Blumenthal and Mr. Griver are the majority shareholders of Flash.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has, subject to stockholder ratification, retained Ernst & Young LLP as independent accountants of the Company for the year ending December 31, 2002. Ernst & Young LLP also served as independent accountants of the Company for 2001. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with the Company in any capacity other than as accountants.


Audit Fees

     Ernst & Young LLP billed the Company an aggregate of $241,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended 2001.


Financial Information Systems Design and Implementation Fees

     Ernst & Young LLP did not bill the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended 2001 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.


All Other Fees

     Ernst & Young LLP billed the Company fees for other services of $113,200, including audit related services of $73,500 and non-audit services of $39,700. Audit related services generally include fees for proposed business acquisitions, accounting consultations and SEC filings. Non-audit fees generally include fees for various tax related services.

     The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the independent accountants of the Company for the year ending December 31, 2002.

     One or more representatives of Ernst & Young LLP is expected to attend the Meeting and to have an opportunity to make a statement and/or respond to appropriate questions from stockholders.


                            STOCKHOLDERS' PROPOSALS

     Stockholders who intend to have a proposal considered for inclusion in the Company's proxy materials for presentation at the Company's 2003 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to the Company at its offices at 433 Hackensack Avenue, Hackensack, New Jersey 07601, not later than December 18, 2002.

     Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in the Company's proxy materials pursuant to Rule 14a--8 under the Exchange Act are required to provide advanced notice of such proposal to the Company at the aforementioned address not later than March 2, 2003.

     If the Company does not receive notice of a stockholder proposal within this timeframe, the Company's management will use its discretionary authority to vote the shares it represents as the Board of the Company may recommend.

     The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.


                                 OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

                                    GENERAL


     The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by the Company.

     In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and other employees of the Company who will not be specially compensated for these services. The Company will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

     Certain information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company is based upon information received from the individual directors and officers.


     GOAMERICA, INC. WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS STOCKHOLDERS OF RECORD ON MARCH 22, 2002, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO BRETT FELDMAN, DIRECTOR OF INVESTOR RELATIONS, GOAMERICA, INC., 433 HACKENSACK AVENUE, HACKENSACK, NEW JERSEY 07601. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

                   HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write us at 433 Hackensack Avenue, Hackensack, New Jersey 07601, or call us at (201) 996-1717. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.


                                          By Order of the Board of Directors

                                          /s/ Francis J. Elenio
                                          Francis J. Elenio
                                          Secretary


Hackensack, New Jersey
April 17, 2002

                                                                     APPENDIX A


                                 GOAMERICA, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS

         The undersigned hereby constitutes and appoints Aaron Dobrinsky and Francis J. Elenio, and each of them, his or her true and lawful agent and proxy, with full power of substitution in each, to represent and to vote on behalf of the undersigned, all of the shares of GoAmerica, Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the GoAmerica Wireless Internet Connectivity Center located at 55 Broad Street, New York, New York, 10004 at 10:00 A.M., local time, on Wednesday, May 15, 2002, and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1 and 2.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

GOAMERICA, INC.
433 HACKENSACK AVENUE
HACKENSACK, NJ 07601


VOTE BY INTERNET - WWW.PROXYVOTE.COM
                   -----------------
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.


VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.


VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to GoAmerica, Inc., c/o ADP, 51 Mercedes
Way, Edgewood, NY 11717.




                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of stockholders
                                 GOAMERICA, INC.

                                  May 15, 2002


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:


GOAMR1                                        KEEP THIS PORTION FOR YOUR RECORDS

                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

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GOAMERICA, INC.



1.   ELECTION OF CLASS B DIRECTORS:              For    Withhold   For All     To withhold authority to vote, mark "For All Except"
                                                 All      All      Except      and write the nominee's number on the line below.
     Nominees:    01)  Brian Bailey
                  02)  Robi Blumenstein          [ ]      [ ]       [ ]        ----------------------------------------------------


Vote On Proposal
                                                                                                    For   Against   Abstain

2.   APPROVAL OF PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT         [ ]      [ ]      [ ]
     ACCOUNTANTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2002.

3.   In his or her discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.





                           If you plan to attend the Annual Meeting,
                           please check the box to the right.               [ ]


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTY, USING THE ENCLOSED ENVELOP.



Signature (PLEASE SIGN WITHIN BOX)              Date                   Signature (Joint Owners)                        Date
---------------------------------------------- -------------           ---------------------------------------------- -------------

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